OPERATING LEASE


            This OPERATING LEASE (this "Lease") is made and entered into as of the 18th day of March 1998, by and among Spin Forge, LLC, a California limited liability company ("Lessor"), Dynamic Materials Corporation, a Delaware corporation ("Lessee"), only with respect to Article 3, Joe Allwein ("Allwein").


                                   RECITALS

            A. Lessor owns the real property located in Los Angeles County, California, with a street address of 1700 East Grand Avenue, El Segundo, California 90245, as more particularly described in EXHIBIT A attached hereto and by this reference made a part hereof (the "LAND"), including the manufacturing, storage and administrative buildings and any and all other improvements located thereon (including surface parking facilities containing approximately ______ spaces and any other incidental improvements) (collectively, the "BUILDINGS").

            B. As used herein, the term "Premises" shall mean and refer collectively to the Land and the Building[s].

            C. Lessor wishes to lease to Lessee, and Lessee wishes to lease from Lessor, the Premises on and subject to the terms and conditions set forth herein.

            D. The parties hereto have executed as of an even date herewith an Asset Purchase Agreement (the "PURCHASE AGREEMENT"). Capitalized terms used in this Lease and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.

                                   AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties hereto, Lessor and Lessee each hereby promise and agree as follows:

                                   ARTICLE 1
                    DEMISED PREMISES AND TERM OF LEASEHOLD

            A. Lessor, for and in consideration of the rent and other amounts herein reserved to be paid by Lessee and in consideration of the covenants herein to be kept and performed by Lessee does hereby lease to Lessee the Premises.

            B. The term of this Lease (the "TERM") shall commence on March 18, 1998 (the "Commencement Date") and end on the first day of January, 2002.



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            C. Lessor hereby grants to Lessee an option (the "OPTION") to extend the Term of this Lease for one additional period of ten (10) years commencing immediately after the end of the initial Term (the "EXTENDED TERM"). If no Event of Default (as defined below) has occurred and is continuing, the Option may be exercised by Lessee by written notice given to Lessor at least 60 days prior to the expiration of the initial Term. During the Extended Term, all references herein to the "TERM" shall be deemed to refer to such Extended Term, as appropriate. During the Extended Term, Lessee shall take the Premises in their as is condition, and Lessee shall lease the same hereunder on the same terms and conditions as set forth herein, except that the Base Rent payable by Lessee hereunder during the Extended Term (the "EXTENDED TERM BASE RENT") shall be the fair market rental value of the Premises as determined by the parties at the time that Lessee exercises the Option. In the event the parties are unable to agree on the Extended Term Base Rent, Lessor shall determine the Extended Term Base Rent within ten (10) business days after Lessee exercises the Option as permitted by this Paragraph C, and shall deliver a statement of that amount to Lessee within that time. If Lessee objects to the Extended Term Base Rent as determined by Lessor, Lessee shall, within ten (10) business days after receiving notice thereof from Lessor, notify Lessor of Lessee's objection. The parties shall thereafter attempt to agree on the Extended Term Base Rent. If, however, within ten (10) business days, they are unable to agree on the amount of the Extended Term Base Rent, then the matter shall be submitted to the Appraiser. The Appraiser shall review Lessor's calculation of the Extended Term Base Rent and shall determine the final Extended Term Base Rent within fifteen
(15) business days after the Appraiser has received from the parties all information that the Appraiser may reasonably request. The Appraiser's determination of the Extended Term Base Rent shall be deemed final and conclusive for purposes of this Lease. Lessor and Lessee shall each pay one-half of the Appraiser's fees and expenses in determining the Extended Term Base Rent. The Appraiser shall be a real estate appraiser mutually agreed upon by Lessor and Lessee. If Lessee and Lessor are unable to agree upon such appraiser within five (5) business days after Lessee notifies Lessor of Lessee's objection to the Extended Term Base Rent, each party shall select its own appraiser and the two appraisers shall select a third appraiser. Such third appraiser shall be the Appraiser.

            D. Notwithstanding anything to the contrary in this Lease, if Lessee exercises its option to purchase the Premises pursuant to the Option Agreement, and the Term expires prior to the closing of Lessee's purchase of the Premises, then the Term shall automatically extend until (i) the closing of that purchase, or (ii) the time that the option terminates because Lessee does not proceed with that purchase, whichever occurs first. During that extended term, Lessee shall lease the Premises from Lessor on the terms and subject to the conditions that were in effect at the time that the extended term went into effect. In the event that the Term expires pursuant to clause (ii) of this Paragraph D, notwithstanding anything to the contrary in this Lease, the period during which Lessee may exercise the Option shall be extended until ten (10) business days after the expiration of the Term.






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                                   ARTICLE 2
                                     RENT

            A. During the initial Term of this Lease, Lessee shall pay to Lessor base rent in amounts equal to the amounts of interest due and payable under the Dover Note. The amounts of interest due and payable ("Base Rent") and the corresponding due dates for each of such payments under the Dover Note are set forth in Schedule A attached to this Lease (the "PAYMENT SCHEDULE"). Base Rent shall be paid by Lessee to Lessor in immediately available funds on a date (the "RENT DUE DATE") at least three (3) business days prior to the date on which the corresponding monthly interest payment becomes due under the Dover Note as set forth on the Payment Schedule; provided, however, that Base Rent for any fraction of a month at the commencement or expiration of this Lease shall be prorated. The Payment Schedule shall be updated by Lessor in writing should the interest payment amounts or due dates under the Dover Note change for any reason; provided, however, that Lessee shall not be bound by any change to the Payment Schedule with respect to a payment unless Lessee has been notified in writing with respect to a change to such payment at least ten (10) business days prior to the Rent Due Date for such payment and Lessee shall in no event be required to pay any amounts due under the Dover Note due to a default under the Dover Note caused solely by Lessor, including without limitation, penalties, increases in interest rate or other payments. All payments of rent shall be made payable to Lessor and shall be sent to Lessor at the address set forth herein or such other address as Lessor shall from time to time designate by written notice to Lessee.

            B. In addition to the rent contemplated by the immediately preceding paragraph, Lessee shall be responsible for the payment of all amounts required to maintain and operate the Premises (collectively, "Operating Costs") incurred by Lessor in connection with this Lease or the Premises, including, without limitation, Taxes (as defined below) pursuant to the terms of ARTICLE 5 of this Lease, utility costs pursuant to the terms of ARTICLE 6 of this Lease, maintenance and repair costs pursuant to the terms of ARTICLE 7 of this Lease and insurance costs pursuant to the terms of ARTICLE 12 of this Lease. Operating Costs shall not include the cost of any financing or ground lease on the Premises (other than Base Rent), capital improvements to the Premises (unless approved by Lessee in its sole discretion), management costs or overhead. Lessor shall present request for payment of additional rent to Lessee, together with evidence of payment of such costs as Lessee may reasonably require. Lessee shall make payment to Lessor within thirty (30) days of receipt of such request.

            C. In the event that Lessee assumes the Dover Note or otherwise relieves or releases Lessor from Lessor's obligations under the Dover Note in accordance with the provisions of the Loan Agreement, Lessee's obligation to make payments of Base Rent under ARTICLE 2 shall be canceled and extinguished.

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                                   ARTICLE 3
                             ALLWEIN'S OBLIGATION

            Allwein acknowledges that he owns a fifty percent (50%) interest in Lessor and is also a key officer of Lessee with the responsibility of supervising and managing the operations of Lessee located at the Premises. Allwein hereby agrees that for so long as he is employed by Lessee, he is responsible for monitoring the compliance by Lessee of all obligations of Lessee under the Lease. Allwein also hereby agrees that for so long as he is employed by Lessee that he will at all times act in the best interest of Lessee and in a way not adverse to Lessee notwithstanding his position as an owner of a controlling interest in Lessor. In the event that any Event of Default occurs during the Term of this Lease due to Allwein's negligence, willful misconduct or breach of his obligations under this Article 3, such Event of Default shall be deemed cured and Lessee shall suffer no adverse consequences and shall be in the same position as if such Event of Default had not occurred.

                                   ARTICLE 4
                              USE OF THE PREMISES

            A. During the Term of this Lease, the Premises will be used and occupied for any and all purposes directly or indirectly related to the conduct of a manufacturing business and all related administrative and general business purposes and for any other legal purpose.

            B. No nuisance will be permitted on or about the Premises; and nothing shall be done upon or about the Premises which shall be unlawful or offensive or contrary to any law, ordinance, regulation, or requirement of any public authority or insurance inspection or rating bureau or similar organization having jurisdiction, or which may be injurious to or materially adversely affect the quality of the Premises. Lessee will not take any action which will cause the Building to become overloaded, damaged, or defaced. Lessee will procure all licenses and permits which may be required for any use made of the Premises; provided, however, that Lessor shall provide reasonable assistance in obtaining such licenses or permits. Waste and refuse shall be removed from the Premises on a regular basis at Lessee's expense. Lessee will not do, or suffer to be done, or keep or suffer to be kept, or omit to do anything, upon or about the Premises which may prevent the obtaining of any insurance on the Premises for hazards, including, without limitation, fire, extended coverage, and public liability insurance, or which may make void or voidable any such insurance or which may create any extra premiums for, or increase the rate of, any such insurance.

                                   ARTICLE 5
                                PROPERTY TAXES

            A. Lessee shall reimburse Lessor for all ad valorem and other real property taxes and any and all other taxes, assessments, levies and other charges of any kind, general and special, foreseen and unforeseen, including, without limitation, all installments of principal and interest required to pay any existing or future general or special assessments payable during the Term, and any increases resulting from reassessments made in connection with a change of ownership, new construction or any other cause (now or later imposed by any governmental or quasi-governmental authority or special district having the power to tax or levy assessments, which are levied or assessed against or with respect to the value, occupancy or use of all or any portion of the Property as now constructed or as may at any later time be constructed, altered or otherwise changed) relating to the time period of the Term only, or Lessor's interest in the Premises, the fixtures, equipment and other property of Lessor, real or personal, that are an integral part of and located on the Premises, the gross receipts, income or rentals from the Premises, or the use of parking areas, public utilities or energy within the Premises or Lessor's leasing of the Premises (the foregoing are collectively referred to as "Property Taxes") attributable to any period during the Term. If at any time during the Term the method of taxation or assessment of the Premises prevailing as of the Commencement Date is altered so that, in lieu of or in addition to any Property Tax, there shall be levied, assessed or imposed (whether because of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Lessor's interest in the Premises or (ii) on or measured by the gross receipts, income or rentals from the Premises, or on Lessor's leasing of the Premises, or computed in any manner with respect to the operation of the Premises, then any tax or charge, however designated, shall be included within the meaning of the term Property Taxes for purposes of this Lease. Notwithstanding anything to the contrary in this Lease, the inclusion of any services, facilities or improvements in Property Taxes shall not be deemed to impose an obligation on Lessor to provide those services, facilities or improvements. Lessee shall pay such amounts to Lessor within 30 days after Lessee's receipt of a written statement therefor from Lessor together with evidence of the amount of such taxes and the payment thereof by Lessor.

            B. Lessor shall supply to Lessee copies of all statements, invoices, or bills for such taxes, and all notices of assessment, valuation, or other similar notices or documents, promptly upon receipt thereof by Lessor. At any time and from time to time, Lessee shall have the right, and Lessor shall use reasonable efforts to cooperate with Lessee, to initiate any action to contest the amount, applicability, or any other aspect of such taxes in good faith pursuant to any procedures available to parties responsible for the payment of such taxes; provided that Lessee shall take any steps reasonably necessary in connection with any such contest to ensure that the Premises shall not be subject to the risk of foreclosure, loss, or forfeiture in connection with such contest.

            C. Lessee shall pay before delinquency any and all personal property taxes accruing during the Term of this Lease attributable to Lessee's trade fixtures, inventory, equipment, and other personal property located on the Premises.

                                   ARTICLE 6
                                   UTILITIES

            Lessee shall pay all charges for gas, water, sewage, electricity, and any other utilities ("Utilities") accruing during the Term of this Lease and used by Lessee at the Premises. If any such charges are not paid when due, Lessor may pay the same, and any amount so paid by Lessor shall thereupon become due Lessor from Lessee as additional rent. Lessee shall pay such amounts within thirty (30) days of Lessor's receipt of a written statement therefor from Lessor together with evidence of the amount of such payment as Lessee may reasonably require. Lessor shall have no obligation to provide Utilities to the Premises; provided, however, that Lessor shall provide such assistance and cooperation as may be required by Lessee to arrange for such Utilities to be supplied to the Premises.

                                   ARTICLE 7
                 REPAIRS AND MAINTENANCE; HAZARDOUS MATERIALS

            A. Throughout the Term of this Lease, Lessee, at its sole cost and expense, shall operate, maintain, and keep the Premises in good order and repair, including, without limitation, all landscaping, parking surfaces, walk-ways, curbs, gutters, and sidewalks, and all mechanical, HVAC, electrical, and plumbing systems, equipment, and facilities, excluding any damage caused by ordinary wear and tear, by acts of God or the elements, or by fire or other casualty, provided that nothing in this Article 7 shall limit or modify Lessee's obligations under this Lease to pay Operating Expenses or maintain insurance. If any such repairs are not made by Lessee promptly after written request from Lessor, Lessor may make such repairs and all out-of-pocket costs incurred by Lessor in connection therewith shall constitute additional rent hereunder. Lessee shall pay such amounts within thirty (30) days of Lessor's receipt of a written statement therefor from Lessor together with evidence of the amount of such payment as Lessee may reasonably require.

            B. Lessee agrees that Lessee's handling, transportation, storage, treatment, disposal or use of Materials of Environmental Concern in or about the Premises shall comply with all applicable Environmental Laws.

            C. To the extent that and so long as Allwein is in compliance with
Article 3 hereof, Lessee agrees to indemnify, defend and hold harmless Lessor from and against any liabilities, costs, fees, losses, claims, damages, penalties, fines, attorneys' fees, expert fees, court costs, remediation costs, investigation costs and other expenses resulting from or arising out of the use, storage, treatment, transportation, release, or disposal of Materials of Environmental Concern that occur during the Term in any manner which violates
Article 7B hereof.

            D. If Lessee receives notice that the presence of Materials of Environmental Concern results in the contamination or deterioration of the Premises or any water or soil beneath the Premises, Lessee shall notify Lessor.
            E. Lessee shall promptly notify Lessor of any communication received from any governmental entity concerning Materials of Environmental Concern or the violation of Environmental Laws that relate to the Premises.

                                   ARTICLE 8
                               MECHANICS' LIENS

            Any mechanic's lien filed against the Premises for work or materials ordered or contracted for by Lessee shall be discharged by Lessee at Lessee's expense within sixty (60) days after Lessee's receipt of written notice thereof. In the event of Lessee's contesting or disputing the validity of the lien or the reasonableness of the amount claimed or in the event Lessee disputes or contests any part of the claim made against it by a mechanic's lien claimant, the foregoing obligation on the part of the Lessee to discharge the lien within sixty (60) days shall be waived by Lessor provided that Lessee bonds the lien or provides other security against the payment thereof in a form reasonably satisfactory to Lessor.

                                   ARTICLE 9
                                  ALTERATIONS

            Lessee shall not make any structural modifications to the Building without Lessor's prior written consent. Lessee shall not make any major alterations (all alterations costing in excess of $100,000 to be considered major alterations), additions or improvements to the Premises or any part thereof without the prior written consent of Lessor, which consent shall not be unreasonably withheld, and then only at Lessee's sole expense. Should Lessor fail to act upon Lessee's written request for such approval for a period of fifteen (15) days from receipt thereof, such failure shall be deemed an approval by Lessor. Lessee shall carry such worker's compensation insurance, general liability insurance, and such other insurance as Lessor may reasonably require in connection with Lessee's performance of any alterations to the Premises. All alterations, decorations, additions, and improvements of every kind, nature, and description made by Lessee (not including Lessee's trade fixtures, equipment, inventory, and personal property), shall become the property of Lessor upon the expiration of the Term of this Lease.

                                  ARTICLE 10
                                 SUBORDINATION

            This Lease is subject and subordinate to all mortgages which may now or hereafter be placed on the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements, and extensions thereof; provided that, before any subordination of this Lease to any such mortgage shall be effective, the holder thereof shall have delivered to Lessee a written agreement, in form and substance reasonably satisfactory to Lessee, that Lessee's rights under this Lease will not be disturbed by such holder notwithstanding any foreclosure or exercise of any other right or remedy by such holder under such mortgage.

                                  ARTICLE 11
                                   INDEMNITY

            A. Lessee shall indemnify, defend and save Lessor and Lessor's agents, employees, managers and members ("Lessor's Related Parties") harmless from and against any and all claims, suits, actions, liabilities, costs, fees, damages, and/or causes of action, including, without limitation, reasonable attorney's fees (collectively, "Claims and Liabilities") arising during the term of this Lease; for any personal injury, loss of life, and/or damage to property sustained in or about the Premises and from and against any orders or judgments which may be entered in connection therewith, and from and against all costs, counsel fees, expenses, and liabilities incurred in the defense of any such claim and the investigation thereof whether or not a lawsuit is instituted; provided that Lessee does not hereby indemnify or agree to save Lessor harmless from or against any Claims and Liabilities arising from or related to any negligence or act or omission by Lessor, or any of Lessor's agents, employees, managers, members or contractors, or any breach or failure by Lessor to perform any obligation of Lessor under this Lease.

                                  ARTICLE 12
             INSURANCE - WAIVER OF CLAIMS  - WAIVER OF SUBROGATION

            A. Lessee shall carry public liability insurance in a primary coverage amount of not less than $1,000,000.00 per occurrence single limit and excess coverage in an amount not less than $2,000,000.00 per occurrence and $3,000,000.00 in the aggregate. Such insurance coverages shall name Lessee as the insured party and shall name Lessor and any additional parties having an insurable interest designated by Lessor in a written notice given to Lessee as additional insured parties. Such public liability insurance coverages shall cover or protect against any and all Claims and Liabilities arising from acts, activities or omissions that take place during the Term of this Lease for any personal injury, loss of life, or damage to property sustained in or about the Premises by reason or as a result of the Lessee's occupancy thereof and from and against any orders, judgments, and decrees which may be entered thereon, and from and against all costs, counsel's fees, expenses,





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

and liabilities incurred in and about the defense of any such Claims and Liabilities and the investigation thereof, whether or not a lawsuit is instituted. Additionally, Lessee shall obtain fire and extended "all-risks" coverage insurance for any and all property, furniture, furnishings, equipment, trade fixtures, and contents placed upon the Premises by Lessee. Certificates of such insurance coverage shall be delivered to Lessor as soon as practicable after Lessee's receipt of any written request therefor from Lessor. All such insurance coverage required to be obtained by Lessee shall be at Lessee's sole cost and expense. All insurance required to be carried by Lessee hereunder shall be with companies, on forms and with loss payable clauses reasonably satisfactory to Lessor. No such policy shall be cancelable except after thirty
(30) days written notice to Lessor.

            B. At all times during the Term of this Lease, Lessee shall, at Lessee's sole cost and expense, obtain and keep in full force and effect fire and extended "all-risks" coverage insurance for the Building and all fixtures, equipment, systems, and facilities attached thereto or incorporated therein in an amount not less than 100% of the full replacement cost thereof with carriers and on such other terms and conditions as shall from time to time be commercially reasonable for similar properties. Such fire and extended "all-risks" coverage shall have Lessee as the insured party and shall name Lessor as an additional insured party.

            C. Lessor and Lessee each hereby waive, for themselves and on behalf of their respective insurance carriers, any and all claims, causes of action, and rights of subrogation which may arise against the other for any damages, losses, costs, or liabilities (including, without limitation, property damage, bodily injury, and loss of life) arising from or related to any fire or other casualty affecting the Building or any other part of the Premises, or from any other cause (including, without limitation, the negligence of either of the parties hereto or their respective agents, employees, or contractors), to the extent that such party has obtained, or is required by the terms of this Lease to have obtained, insurance coverage against such damages. Lessor and Lessee shall each cause all of the insurance policies maintained by such party under this Lease to contain waiver of subrogation provisions.

                                  ARTICLE 13
                      DESTRUCTION - FIRE OR OTHER CAUSE

            A. If the Premises are destroyed or damaged to the extent of 10% or more of the then full replacement cost from a cause not insured against under either Lessor's or Lessee's casualty insurance policy, Lessee shall have the right to terminate this Lease by giving written notice of termination to Lessor within thirty (30) days after the date of the damage or destruction. If the Lease is not so terminated, then Lessee shall diligently proceed to repair and restore the Premises.

            B. If the Premises or the Building are destroyed or damaged to the extent of 10% or more of the then full replacement cost from a cause covered by either Lessee's or Lessor's casualty insurance, and that damage or destruction may be repaired or restored within ninety (90) days after commencement of repair or restoration, then Lessee shall diligently proceed to repair and restore the Premises and Lessor shall pay over any proceeds of such insurance to Lessee. If Lessee determines that the Premises cannot be repaired or restored within that period, the Lessee shall have the right to terminate this Lease by written notice to Lessor given within sixty (60) days after the date of damage or destruction.

            C. Upon a termination under this Article 13, Lessee's obligation to pay rent and other charges under this Lease shall terminate as of the date of the damage or destruction or as of the date Lessee ceases to do business at the Premises, whichever occurs later; provided, however, that in the event of a termination under this Article 13 Lessee shall pay to Lessor an amount equal to
(a) the balance outstanding on the Dover Note as of the termination date, proof of which shall be demonstrated in a manner acceptable to Lessee; less (b) the sum of (i) the fair market value of the Premises as determined pursuant to the procedure set forth in Article 1, Section C hereof and (ii) any proceeds received by Lessor in respect of the damage or destruction pursuant to which the Lease was terminated.

            D. Except as expressly provided in this Lease, damage to or destruction of the Premises or the Building shall not terminate this Lease or result in any abatement of rent. Lessee waives any right of offset against Lessee's rental obligations that may be provided by any statute or rule of law.

            E. Without limiting the generality of the foregoing provisions of this Article 13, Lessor shall not in any event be responsible for insuring against any loss, damage, or destruction to Lessee's leasehold improvements or to fixtures, inventory or other Lessee-owned improvements or property.

            F. Lessee shall give prompt written notice to Lessor in the event of any casualty damage to the Premises.

                                  ARTICLE 14
                                EMINENT DOMAIN

            A. If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or be conveyed in lieu of any such taking, or if a part of the Premises shall be so acquired or condemned, and if such partial taking or acquisition renders the Premises unsuitable for the business of Lessee in Lessee's reasonable discretion, then the Term of this Lease shall cease and terminate as of the earlier of the date of the transfer of title or the date of taking possession of the Premises and all rent shall be paid up to that date.

            B. In the event of a partial taking, or conveyance of the Premises in lieu thereof, which is not extensive enough to render the Premises unsuitable for the business of Lessee, Lessor,



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

to the extent possible and to the extent of proceeds of any award for such taking made available to Lessor, shall promptly restore the Premises to a condition comparable to its condition immediately prior to such taking (less the portion lost in the taking), and this Lease shall continue in full force and effect. In such case rent shall be abated on a fair and equitable basis to the extent of any reduction, if any, in the area of the Premises resulting from such taking and not restored.

            C. In the event of any condemnation, taking or conveyance in lieu thereof, as hereinbefore provided, whether whole or partial, Lessee shall not be entitled to any part of the award or price, as damages or otherwise, for such condemnation, taking or conveyance, and Lessor shall receive and be entitled to the full amount of such award except for any portion designated as relocation costs, or award for taking Lessee's equipment or improvements.

                                  ARTICLE 15
                            ASSIGNMENT AND SUBLEASE

            A. Neither party shall assign its interest in this Lease or sublet the Premises or any part or parts thereof, nor transfer or encumber this Lease in whole or in part without first obtaining the written consent of the other party, which consent shall not be unreasonably withheld; provided that Lessee shall have the right, without obtaining Lessor's consent, to assign this Lease to any entity which controls, is controlled by, or is under common control with Lessee, or any entity which is the surviving entity in any merger or consolidation of or with Lessee, or to any entity which acquires all or substantially all of the assets of Lessee. Upon any such assignment, Lessee shall no longer be liable on this Lease and shall be released from performing any of the terms, covenants, and conditions hereof.

                                  ARTICLE 16
                              ACCESS TO PREMISES

            Lessor, or Lessor's agents, shall have the right to enter the Premises at any time or times upon reasonable prior notice to Lessee to examine the same. If Lessee shall not be personally present to open and permit the entry to the Premises at any reasonable time when for any reason entry therein shall be necessary or permissible, Lessor or Lessor's agent may enter the same by a master key or, in the event of an emergency, make forcible entry upon the same without rendering Lessor or Lessor's agents liable therefor.




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                                  ARTICLE 17
                                    DEFAULT

            It shall constitute an "Event of Default" under this Lease if
Lessee:

                        (A) Fails to pay when due hereunder any rental or other
                  charge or amount required to be paid by Lessee hereunder if
                  (i) the failure to pay Base Rent continues for five (5) business days after written notice thereof is given by Lessor to Lessee, or (ii) the failure to pay Operating Costs continues for ten (10) business days after written notice thereof is given by Lessor to Lessee.

                        (B) Fails to perform any other of the terms, conditions,
                  or covenants of this Lease to be observed or performed by Tenant if the failure continues for more than thirty (30) business days after written notice thereof is given by Lessor to Lessee.

                        (C) Shall become bankrupt or insolvent, or file or have
                  filed against it any bankruptcy proceedings, or take or have taken against it in any court pursuant to any statute, either of the United States or of any state, a petition of bankruptcy or insolvency, or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Lessee's property, or if Lessee makes a general assignment for the benefit of creditors.

                                  ARTICLE 18
                              REMEDIES OF LESSOR

            A. In the event of the occurrence of any Event of Default, Lessor may elect, upon thirty (30) days written notice to Lessee:

                        (1) To terminate this Lease, in which case all outstanding items of rent shall be paid by Lessee up to the time of such Event of Default, together with such costs as Lessor may incur for legal expenses, attorneys' fees, and/or putting the Premises in good order for preparing the same for rental. Lessor shall use reasonable efforts to relet the Premises or any part thereof, either in the name of Lessor or otherwise, but in any event for the account of Lessee for all or a portion of the balance of the Term hereunder.

                        (2) To continue this Lease, and from time to time, without terminating this Lease, either (i) recover all rent and other amounts owing hereunder as they become due, or (ii) relet the Premises or any part of the Premises on behalf of Lessee for any term, at any rent, and pursuant to any other provisions as Lessor deems advisable.

            B. The following additional provisions shall apply should an Event of Default occur:
                        (1) None of the following remedial actions, singly or in combination, shall be construed as Lessor's election to terminate this Lease, unless Lessor has given Lessee written notice that this Lease is terminated: (i) any act by Lessor to maintain or preserve the Premises; (ii) any efforts by Lessor to relet the Premises; (iii) any re-entry, repossession, or reletting of the Premises; or
                              (iv) any re-entry, repossession, or reletting of the Premises by Lessor pursuant to this Article
                              18. If Lessor takes any of the previous remedial actions without terminating this Lease, Lessor may nevertheless at any time after taking any remedial action terminate this Lease by written notice to Lessee.

                        (2) If Lessor relets the Premises, Lessor shall apply the revenue as follows: first, to the payment of any cost of reletting, including, without limitation, finder's fees and leasing commissions; and second, to the payment of rent and other amounts due and unpaid. Lessor shall hold and apply the residue, if any, to payment of future amounts payable as they become due. Should revenue from reletting during any month, after application pursuant to the foregoing provisions, be less than the sum of (i) Lessor's expenditures for the Premises during that month and (ii) the amounts due from Lessee during that month, Lessee shall pay the deficiency to Lessor immediately upon demand.

                        (3) After the occurrence of an Event of Default, Lessor, in addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the Event of Default for and at Lessee's account and expense. Lessee shall, upon demand, immediately reimburse Lessor for all costs, including, without limitation, costs of settlements, defense, court costs, and attorneys' fees, that Lessor may incur in the course of any cure.

                        (4) No security or guaranty for the performance of Lessee's obligations, which Lessor may now or hereafter hold, shall in any way constitute a bar or defense to any action initiated by Lessor for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Lessee, or for the recovery of damages caused by an Event of Default.

                        (5) No right or remedy conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy given now or later existing at law or in equity or by statute. Lessor's waiver of any violation or nonperformance shall not be deemed a waiver of any subsequent violation or nonperformance, nor shall Lessor's forbearance to exercise a remedy for any violation or nonperformance by Lessee be deemed a waiver by Lessor of rights or remedies with respect to that violation or nonperformance.

            C. In addition to the foregoing remedies, in the event of the occurrence of any Event of Default by Lessee, Lessor shall have the right to invoke any remedy otherwise available at law or in equity.

                                  ARTICLE 19
                           SURRENDER OF THE PREMISES

            At the expiration of the Term of this Lease, Lessee shall peaceably surrender the Premises, including all alterations, additions, improvements, and repairs made thereto (but excluding all trade fixtures, equipment, inventory, signs, and other personal property), broom clean and in good condition and repair, ordinary wear and tear and damage caused by acts of God, the elements, fire, or other casualty excepted. Lessee shall remove all its property not required to be surrendered to Lessor (pursuant to Article 9 or otherwise) before surrendering the Premises as aforesaid, and shall repair any damage to the Premises caused thereby. Any personal property remaining in the Premises at the expiration of the Term shall be deemed abandoned by Lessee and Lessor may claim the same and shall in no circumstances have any liability to Lessee therefor.

                                  ARTICLE 20
                               FEES AND EXPENSES

            In the event of the occurrence of any Event of Default by Lessee, Lessor may immediately, or at any time thereafter and without further notice, perform the same for Lessee's account and expense. Lessee shall, upon demand, immediately reimburse Lessor for all costs, including without limitation, costs of settlement, defense, court costs, and attorneys' fees, that Lessor may incur in the course of any cure.

                                  ARTICLE 21
                          NO REPRESENTATION BY LESSOR

            Lessor or Lessor's agents have made no representations or warranties as to the Premises of any kind, nature, or description and none is asserted by Lessee to have been made to it as an inducement to enter into this Lease. As further provided in this Lease, Lessee accepts the Premises in their "AS-IS," "WHERE-IS" condition.

                                  ARTICLE 22
                                    NOTICES

            All notices, demands, requests, elections, and other communication provided for herein shall be in writing and shall be deemed given to a party when a copy thereof, addressed to such party as provided herein, is actually delivered to such address (or delivery is refused) by commercial courier, by successful facsimile transmission, or by certified or registered mail, return receipt requested.

All notices to Lessor shall be addressed to Lessor at the following address and facsimile number or such other addresses and facsimile numbers of which Lessor gives Lessee notice hereunder:

If to Lessor:     Spin Forge, LLC
                  1700 East Grand Avenue
                  El Segundo, California  90245
                  Attention:  Joseph Allwein
                  Facsimile:  (310) 640-8599
                  Telephone:  (310) 640-8099

With a copy to:   Wolf, Rifkin & Shapiro, LLP
                  11400 West Olympic Boulevard
                  Ninth Floor
                  Los Angeles, California  90064-1565
                  Attention:  Richard S. Grant, Esq.
                  Facsimile:  (310) 479-1422
                  Telephone:  (310) 478-4100

All notices to Lessee shall be addressed to Lessee at the following address and facsimile number or such other addresses and facsimile numbers of which Lessee gives Lessor notice hereunder:

If to Lessee:     Dynamic Materials Corporation
                  551 Aspen Ridge Drive
                  Lafayette, CO 80026
                  Attention:
                  Facsimile:  (303) 604-1897
                  Telephone:  (303) 665-5700

With a copy to:   Davis, Graham & Stubbs LLP
                  Suite 4700
                  370 Seventeenth Street
                  Denver, Colorado  80202
                  Attention:  David Bartlett, Esq.
                  Facsimile:  (303) 892-9400
                  Telephone:  (303) 892-7400

                                  ARTICLE 23
                   BROKERAGE COMMISSION AND INDEMNIFICATION

            Lessee hereby represents and warrants to Lessor that Lessee has not dealt with any broker, agent, salesperson, or other similar representative in connection with this Lease. Lessor hereby represents and warrants to Lessee that Lessor has not dealt with any broker, agent, salesperson, or other similar representative in connection with this Lease. Lessee shall indemnify Lessor and hold Lessor harmless against any and all claims for commissions, fees, or other compensation made by any real estate broker, agent, salesperson, or other similar representative on account of any implied or express commitment or undertaking by Lessee in connection with the transaction contemplated herein. Lessor shall indemnify Lessee and hold Lessee harmless against any and all claims for commissions, fees, or other compensation made by any real estate broker, agent, salesperson, or other similar representative on account of any implied or express commitment or undertaking by Lessor in connection with this Lease.

                                  ARTICLE 24
                             NULLITY OF PROVISIONS

            The finding of one provision, clause, or paragraph of this Lease to be null and void shall not have an effect upon the remaining provisions of this Lease and all other provisions shall remain in full force and effect, and the provision, clause, or paragraph found to be null and void shall be enforced to the fullest extent permissible.

                                  ARTICLE 25
                                   INUREMENT

            This Agreement, and all rights, duties, and obligations set forth herein, shall inure to and be binding upon the parties hereto and their respective successors and assigns.

                                  ARTICLE 26
                         TRANSFER OF LESSOR'S INTEREST

            In the event of any transfer of Lessor's interest in this Lease in accordance with Article 15, Lessor shall continue to be liable and shall not be released from the performance or observance of any agreements or conditions on the part of Lessor to be performed or observed subsequent to the time of said transfer, provided that, from and after the date of said transfer, the transferee shall be primarily liable for the performance and observance of such agreements and conditions and such transferee shall execute and deliver to Lessee a written confirmation of such assumption.

                                  ARTICLE 27
                               ATTORNEYS' FEES

            In the event that a law suit or other proceeding is brought to enforce or interpret all or any portion of this Lease, the prevailing party in such suit shall be entitled to recover, in addition to any other relief available to such party, reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with such suit or proceeding, including, without limitation, any attorneys' fees incurred after a judgment has been rendered by a court of competent jurisdiction.

                                  ARTICLE 28
                               ENTIRE AGREEMENT

            This instrument represents the entire and only agreement between the parties with respect to the leasing of the Premises and no oral statements or representations or prior written matter not contained herein shall have any force or effect and this Lease shall not be modified in any way except by a writing subscribed by both parties with the same formalities as this instrument.

                                  ARTICLE 29
                                 LAW AND VENUE

            The validity and effect of this Agreement shall be determined, interpreted, and enforced is accordance with the laws of the State of California (without regard to its conflict of law doctrines) and the venue for any action to enforce or to interpret this Agreement shall be in a court of competent jurisdiction located in the State of Colorado and each of the parties consents to the jurisdiction of such court in any such action or proceeding and waives any objection to venue laid therein.

                                  ARTICLE 30
                                QUIET ENJOYMENT

            Lessor hereby covenants that it has good and lawful authority to make this Lease and fully warrants the right, title, and interest conveyed hereby, and will defend the same against the claims of all persons whomsoever.


            IN WITNESS WHEREOF, the parties hereto have executed this Lease on the dates set forth below intending that it be valid and effective from and after the day and year first written above.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                          LESSOR:

                                          Spin Forge, LLC,
                                          a California limited liability company


                                          By: /s/Joe Allwein
                                             -----------------------------------

                                          Its: President
                                              ----------------------------------

                                          Date: 3/18/98
                                               ---------------------------------

                                          LESSEE:

                                          Dynamic Materials Corporation,
                                          a Delaware corporation


                                          By: /s/Richard Santa
                                             -----------------------------------

                                          Its: Vice-President, Finance & CFO
                                              ----------------------------------

                                          Date: 3/18/98
                                               ---------------------------------

                                          ALLWEIN:


                                           /s/Joe Allwein
                                          --------------------------------------
                                          Joe Allwein